Exhibit 99.j.1

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, and to the use of our reports, dated February 22, 2013, with respect to the financial statements and financial highlights of Pax World Balanced Fund, Pax World Growth Fund, Pax World Small Cap Fund, Pax World International Fund, Pax World High Yield Bond Fund, Pax World Global Women’s Equality Fund, and Pax World Global Environmental Markets Fund (formerly Pax World Global Green Fund), ESG Managers Growth Portfolio (formerly ESG Managers Aggressive Growth Portfolio), ESG Managers Growth and Income Portfolio (formerly ESG Managers Growth Portfolio), ESG Managers Balanced Portfolio (formerly ESG Managers Moderate Portfolio), and ESG Managers Income Portfolio (formerly ESG Managers Conservative Portfolio) (the eleven portfolios comprising the Pax World Funds Series Trust I) included in their annual report for the year ended December 31, 2012 that is incorporated by reference into this Post-Effective Amendment Number 68 to the Registration Statement (Form N-1A No. 002-38679) of Pax World Funds Series Trust I.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 26, 2013